UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2019

Ipsidy Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

670 Long Beach Boulevard, Long Beach, New York 11561

(Address of principal executive offices) (zip code)

516-274-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable.

Item 1.01	Entry Into A Material Definitive Agreement

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02	Unregistered Sales of Equity Securities

8% Convertible Note Private Offering

On December 13, 2019 (the “Closing Date”), Ipsidy Inc. (the “Company”), entered into Securities Purchase Agreements with several accredited investors (the “8% Note Investors”) providing for the sale by the Company to the Investors of 8% Convertible Notes in the aggregate amount of $478,000 (the “8% Notes”). Philip D. Beck, the Company’s Chief Executive Officer, President and Chairman, invested $25,000 in consideration of an 8% Note in the principal amount of $25,000.

The 8% Notes mature on November 30, 2021 and are a general unsecured obligation of the Company. The Company can prepay all or a portion of the 8% Notes at any time. The Company shall pay interest on the 8% Notes at the rate of 8.0% per annum payable at the earlier of the maturity date or conversion date, in cash or, at the holder’s option, shares of common stock of the Company. At the option of the 8% Note Investors, all or a portion of the 8% Notes may be converted into shares of common stock of the Company at $0.08 per share. If the holders of the 8% Notes owning outstanding 8% Notes representing in excess of half of the aggregate outstanding principal amount of all 8% Notes provide notice to the Company of their intent to convert their 8% Notes, then all 8% Notes plus unpaid interest and other amounts owing to each of the holders shall be automatically converted

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The 8% Note Investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act. As of the date hereof, the Company is obligated on $478,000 in face amount of 8% Notes issued to the 8% Note Investors. The 8% Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of the Company.

Stern Note Amendment

On January 31, 2017, the Company entered and closed a Securities Purchase Agreement with the Theodore Stern Revocable Trust (the “Stern Trust”) pursuant to which the Stern Trust invested an aggregate of $3,000,000 into the Company in consideration of a Promissory Note (the “Stern Note”) and 4,500,000 shares of common stock. The Stern Note is payable two years from the date of issuance and bears interest of 10% per annum, which compounds annually. The Stern Note may be prepaid in whole or in part by the Company at any time without penalty; provided, that any partial payment of principal must be accompanied by payment of accrued interest to the date of prepayment. The Stern Trust may convert interest payable under the Stern Note into shares of common stock of the Company at a conversion price of $0.20 per share. The Company is required to repay all outstanding principal and accrued but unpaid interest on this Note upon the Company (including any of its subsidiaries) closing on financing that, individually or collectively, generates gross proceeds equal to or more than $15,000,000. On August 9, 2018, the Company prepaid $1,000,000 of principal of the $3,000,000 Stern Note plus the related accrued interest of approximately $158,000. Additionally, the Company and the Stern Trust agreed to extend the due date of the Stern Note until April 30, 2020 for an extension fee of 1,500,000 shares of Common Stock. On December 10, 2019, the Company and the Stern Trust entered into a Letter Agreement which extended the maturity date of the Stern Note until April 30, 2021 and provided that interest on the outstanding principal balance will be paid on April 30, 2020, subject to the Company receiving sufficient funding by that date, and at maturity at the rate of ten (10%) per cent per annum compounded annually. Further, the Stern Trust consents to borrowing by the Company of up to $2,000,000 by the issuance of 8% Notes. The 8% Notes will be superior in right of payment to the Stern Note to the extent of the aggregate Principal Amount of all 8% Notes equal to $1,000,000. The aggregate Principal Amount of all 8% Notes in excess of $1,000,000, shall be subordinated in right of payment to the Stern Note. Subject to the foregoing the 8% Notes shall rank pari passu with all other unsecured indebtedness of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Phillip Kumnick Board Appointment

On December 10, 2019, Phillip L. Kumnick was appointed as a member of the Board of Directors of Ipsidy Inc. (the “Company”). There is no understanding or arrangement between Mr. Kumnick and any other person pursuant to which Mr. Kumnick was selected as a director of the Company.  Mr. Kumnick does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.  Mr. Kumnick has not had direct or indirect material interest in any transaction or proposed transaction, in which the Company was or is a proposed participant exceeding $120,000.

On December 10, 2019, Mr. Kumnick entered into a letter agreement with the Company pursuant to which he was appointed as a director of the Company in consideration of an annual equity award of the Company’s shares of common stock having a market value on the date of grant of $72,000, subject to vesting over 12 months and cash compensation of $5,000 per annum for service on each committee of the Board, in accordance with the Company’s standard compensation policy for non-employee directors. In addition, Mr. Kumnick was granted options to purchase 3,000,000 shares of common stock, vesting over a three-year period, with an exercise price of $0.055 and with an exercise period of 10 years. The Company and Mr. Kumnick have entered into an Indemnification Agreement on December 10, 2019.

From 2010 to 2018, Mr. Kumnick was Senior Vice President Global Acquirer Processing at Visa, Inc., and was the executive in charge of leading and growing Visa’s acquirer and merchant processing services and omni-channel solutions on a global basis. Mr. Kumnick was also a key contributor to the design of the Secure Remote Commerce (SRC) standard now being rolled out by the card brands, which aims to provide a simple and secure card payment experience. SRC uses tokenization to protect consumers’ sensitive data and intelligent identity authentication to help distinguish legitimate cardholders from fraudsters. Mr. Kumnick was the product owner and developer of Visa’s critical entry into encryption and tokenization products and services for their acquiring partners for transactions at the physical point of sale. Prior to joining Visa, Mr. Kumnick was the leader of the Cards & Payments practice of Cap Gemini Consulting from October 2009 through June 2010. Prior to Cap Gemini Consulting. Mr. Kumnick was a Senior Vice President at TSYS Acquiring Solutions from 2001 to 2009, with responsibility for leading the Product Management team and expanding the Company’s portfolio of merchant and acquirer products. He was also a leader of key M&A activities, including business development and strategic investment in Europe, Latin America and Asia, and helped expand TSYS’ client footprint to over 70 countries. Mr. Kumnick started his payments career at MasterCard International where he worked from 1988 to 2000, in various capacities, rising to Vice President & Chief Settlement Officer – Global Settlement Operations. In that role he was responsible for the 7 x 24 x 365 mission critical clearing and payment operations of a $3.0 billion per day global EFT and treasury operation. Mr. Kumnick was a strategic subject matter expert and key contributor to the evolution of MasterCard’s global processing functions.  Mr. Kumnick has an MBA- Finance and a BS Finance from St. Louis University.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

4.1	Letter Agreement between The Theodore Stern Revocable Trust and Ipsidy Inc. dated December 13, 2019

4.2	Form of Securities Purchase Agreement entered between Ipsidy Inc. and the 8% Note Investors

4.3	Form of 8% Convertible Note

10.1	Letter Agreement between Phillip L. Kumnick and Ipsidy Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ipsidy Inc.

Date: December 16, 2019	By:	/s/ Stuart Stoller
	Name:	Stuart Stoller
	Title:	Chief Financial Officer

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